UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Shareholders held on May 15, 2013, a quorum was present, with 211,089,510 shares of common stock present, or 74.02% of the outstanding voting shares of common stock the Company. We adjourned a portion of the meeting to June 14, 2013, for the purpose of allowing additional voting by shareholders who had not yet voted on Proposal 2 (Non-binding Advisory Vote on Executive Compensation). Because this was a non-routine matter, brokers could not vote shares they held for beneficial owners of Hecla common stock, rather those shareholders had to vote their shares directly on Proposal 2.

The adjourned portion of the meeting was held at our corporate headquarters at 9:00 a.m., Friday, June 14, 2013, and sufficient votes were received to approve Proposal 2. The results for Proposal 2 are as follows:

Proposal 2. Approval of Named Executive Officer Compensation:

Votes For	Votes Against	Abstain
72,070,041	56,944,875	5,143,388

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

	By:	/s/ David C. Sienko
David C. Sienko Vice President and General Counsel
Dated: June 14, 2013

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